UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2012

Curis, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-30347	04-3505116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Maguire Road, Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 503-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 30, 2012, Curis, Inc. (the “Company”) issued a press release announcing that Erivedge™ (vismodegib) capsule was approved by the U.S. Food and Drug Administration (FDA) for the treatment of adults with a type of skin cancer, called basal cell carcinoma, that has spread to other parts of the body or that has come back after surgery or a healthcare provider decides cannot be treated with surgery or radiation. Erivedge is the first and only FDA-approved medicine for people with advanced forms of the most common skin cancer. It is being developed and will be commercialized by Roche and Genentech, a member of the Roche Group, under a collaboration agreement between Curis and Genentech. In addition, Genentech has advised the Company that the wholesale cost for a month of Erivedge is $7,500 and that the estimated cost for a course of treatment with Erivedge is approximately $75,000. This is based on people taking Erivedge for a median duration of approximately 10 months in the pivotal ERIVANCE BCC study.

The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curis, Inc.

Date: January 30, 2012	By:	/s/ Michael P. Gray
Michael P. Gray Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company on January 30, 2012